UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2003

The Finish Line, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20184 (Commission File Number)	35-1537210 (IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana (Address of Principal Executive Offices)	46235 (Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS.

The Company announced today that Alan Cohen, the Company’s President and CEO, David Klapper, the Company’s Senior Executive Vice-President, and Larry Sablosky the Company’s Senior Executive Vice-President, have each entered into separate Sales Plans with a brokerage firm under SEC Rule 10b5-1c pursuant to which Mr. Cohen, Mr. Klapper and Mr. Sablosky will sell, subject to predetermined minimum price conditions, up to an aggregate of 200,000, 201,407 and 100,000 shares, respectively, of the Company’s Class A Common Stock during the term of the Sales Plans. Trading under the Sales Plans may occur from October 27, 2003 through and including April 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINISH LINE, INC.

Date: October 23, 2003	By:	/s/ Kevin S. Wampler

SVP-Chief Accounting Officer